EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-193733, No. 333-150129 and 333-187602) on Form S-8, Registration Statements (No. 333-194333, 333-173098, 333-186557 and 333-192595) on Form S-3 and Registration Statements (No. 333-165884, 333-171449, 333-179637 and 333-193054) on Form S-1 of DARA BioSciences, Inc. of our report dated March 3, 2015 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of DARA BioSciences, Inc. for the year ended December 31, 2014.

/s/ HORNE LLP

Ridgeland, Mississippi
March 3, 2015